Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of The FINOVA Group Inc. on Form S-3 of our report dated February 10,1999, appearing in the Annual Report on Form 10-K/A of The FINOVA Group Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Phoenix, Arizona
April 5, 1999